Exhibit 10.2

GENERAL CONDITIONS

1. These constitute the general conditions (subsequently referred to as the "general conditions" or "these conditions herein") for the use of the Company's telecommunications products and services (subsequently referred to as "services"). The said services will be supplied and invoiced by TeliPhone Inc., herein referred to as the "Company".

2. The Company can, from time to time, modify the technical specifications or characteristics of its services whenever such is rendered necessary by operational or technical conditions or other considerations. Insofar as possible, the Customer will be warned in advance, although this is unlikely to be feasible in the event of an emergency. The Company will warn the Customer about such modifications if they affect the use of services. Such modifications will not give the Customer the right to any compensation.

3. Except for tariffs stated herein, the Company may also modify all or part of these conditions herein at any time, and will warn the Customer in advance insofar as possible, although this is unlikely to be feasible in the event of an emergency. If the Customer is not agreeable to the modification made, the Customer can terminate the relations with the Company.

4. By accepting the present Agreement, the Customer accepts the general conditions. By continuing to use services after a modification in services or the general conditions, the Customer accept the said modifications.

5. Invoices are not sent, but appear on the Company's Web site. Payment takes place via automated payment (credit card or pre-authorized bank payment) on the monthly anniversary date of subscription to the service. All and any correspondence with the Company shall be made via electronic mail. Upon specific customer request, a paper document, such as an invoice, but not limited to such, can be issued and sent at a cost of ten ($10) dollars plus applicable delivery charges; alternately, the customer may request an invoice to be sent by email for the cost of $5.00 per occurrence.

6. The service is billable as of the above activation date. The present Agreement has a duration of thirty (30) days ("term"). It is automatically renewed, by tacit re-conduction at the end of the term, for an equivalent term, unless one of the parties notifies the other, in writing, at least thirty (30) days, prior to the end of any subsequent term.

7. Unconditional Termination by Customer: The Customer may, through a simple written notice sent to the Company by email or by fax, within thirty (30) days of the date of the acceptation of this Agreement, cancel without any reason the present Agreement and be refunded for the hardware cost as well as any unused pre-paid long distance credits if applicable. If the Customer purchased any device or handset from the Company at a reduced "commitment" price, the Customer agrees to maintain their service for a minimum number of months as stipulated at the contract of sale, ie. The "number of months of commitment". Should the customer cancel their service prior to the end of the 12th month, they accept to pay a cancellation fee of $150, charged to their credit card immediately upon cancellation.

PROVISIONS FOR EMERGENCY "9-1-1" SERVICES.

8. Both the Canadian Radio and Television Commission (CRTC - Canada) and the Federal Communications Commission (FCC-USA) have mandated that the Company must provide an Emergency "9-1-1" service for its Customers. This means that when the Customer dials 9-1-1 on their Teliphone device, the call is immediately routed to an approved Primary Service Access Point (PSAP) where the caller will be asked to confirm whether their present location is that of their registered address with the Company, if not, to assist the PSAP agent in identifying their location ("The Process"). Once the location has been identified, the PSAP will forward the call to the nearest approved Municipal 9-1-1 emergency center.

9. The Company provides this service to its Customers on a best effort basis as mandated by the CRTC and FCC. The Company in no way assumes any liability during the Process should the process fail to properly function. The Company in no way assumes responsibility for the Process, as the process may be impeded by things such as but not limited to: a location of the caller that is outside of available 9-1-1 services; the PSAP service that the Company has contracted with is not operational at the time the caller requires 91-1- services; the internet connection used by the caller happens to be down during the time that the caller requires 9-1-1 services, or the Company's services are down during the time that the caller requires 9-1-1 services.

SERVICES

10. The Service is generally provided from the Company equipments and facilities. Each access allows one conversation. If a customer wishes to have more than one simultaneous conversation, he must subscribe to additional talking paths.

11. The access numbers are the property of the Company and are provided only for the duration of the Agreement.

12.   The service is intended to be used in a normal and reasonable manner.

      It is considered normal when a customer's volume of service usage remains within an acceptable range of the average usage of customers who are subscribing to the same services. When this usage becomes considerably higher than the average usage, the company reserves the right to either discontinue service to the client, or to propose a customized Agreement with the customer; failure of the customer to accept such a customized Agreement will entail disconnection of service, subject to a verbal or electronic 24 hours notice.

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13.   The Service is meant to be used for voice; it should not be used to transmit or receive data or faxes.

14.   If applicable, the terminating number cannot a coin telephone number.

15. The service is not meant to be used to participate to telephone conference calls. The Company may, at its sole discretion, block calls to any number leading to a conference service provider, and/or negotiate with the customer a customized pricing plan, or disconnect the service of any Customer using the service to participate to conference calls, without further notice, if he refuses the proposed customized pricing plan.

OBLIGATIONS

16. The Customer shall use the service in a discontinued, normal and reasonable manner (in the opinion of the Company) and comply entirely with the terms, conditions and/or riders to them.

17. The Customer shall make sure that the telecommunications equipment is in proper working condition. The Customer shall only use equipment that complies with applicable regulations and that has, if necessary, been certified.

18. The Customer shall not make inappropriate or illegal use of services. The Customer shall ensure that any person that gains access to services in the name does likewise.

19. The Customer agrees and accepts that the access numbers that are provided, for the duration of this Agreement, are the sole and exclusive property of the Company. It formally renounces to the portability of these numbers to the benefit of another supplier.

20. The Customer will be held responsible for calls made from telephone numbers registered in his name, and the Customer shall undertake to pay the price for such services. The Customer shall inform the Company of any change in the information supplied at the time of obtaining connection to the Company services, notably any change in home or business address, in writing as soon as the Customer becomes aware of such changes. Similarly, the Customer shall inform the Company in writing if the Customer want to rectify the list of telephone numbers he specified via which services will be used, and shall inform the Company of any modifications made to the account.

PROGRAMMING & EQUIPMENT DELIVERED

21. If applicable, the Customer may benefit of the ILEN, IAEN, and/or IFEN by providing the numbers being the subject of this Agreement to the persons able to access, without long distance charges, a foreign telephone exchange. If the telephone system runs LCR software, the Customer may re-program the system to gain access to the Company network. If the system is not running LCR software, the Customer can gain access to the Company services by installing auto-dialers.

22. The Customer is solely responsible for the initial programming, as well as for subsequent updates, of the ILEN, IAEN, and/or IFEN numbers provided by the Company, and the Company shall never, and under no circumstance, be held responsible for the non programming, or erroneous programming, of these numbers in the Customer equipment.

23. Under the terms of this Agreement, the Customer recognizes that any equipment, not specifically purchased by him, that is supplied to the Customer will remain the property of The Company, even though the said equipment is installed at the premises. The Customer shall make sure that such equipment is kept in due safety and security, that it is properly maintained and that only people certified by the Company are allowed to undertake maintenance on it. If the Customer ceases to use the Company services for any reason whatsoever, the Customer shall allow the Company to reclaim from the Customer any equipment that belongs to it.

GUARANTEE & LIMITATION OF RESPONSIBILITY

24. The Company will be under a liability of means to provide facilities. The Company undertakes to employ every means at its disposal to provide the Customer with the best possible quality of service. However, the Customer is reminded that the Company's role is restricted to services over which it has control. Consequently, it will not be held liable for incorrect configuration, failure of equipment that is not under its direct control, or acts of piracy of which the Customer may be victim.

25. The Company's contractual liability may only be sought for direct damage arising from an identified and established instance of fault or negligence incumbent on the Company in the supply of its services. The Company may not be held liable for any indirect damage, notably any loss of business, disruption of operational running, loss of profit, loss of information and/or any other loss to be made good.

26. The Company will suspend its obligations in the event of circumstances beyond its control. Examples of such circumstances beyond its control are, apart from those normally recognised in case law in the Courts: total or partial strikes; lock-outs; bad weather; disruption of means of transportation or procurement for any reason whatsoever; governmental or legal restrictions, or legal or regulatory modifications of forms of commercialisation; technology system failures; suppliers' failure to deliver; disruption of communications, including disruptions in telecommunications and acts or omissions of operators of networks open to the public; and any other situations of any nature whatsoever that can reasonably be deemed to be beyond the control of the parties.

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27.   The Company will not be held responsible for losses incurred after any re-programming of the equipment by the Customer or its subcontractors, unless this loss is due to a fault essentially incumbent on the Company.

28. The Company will not be held responsible for any material damage of any kind that occurs at the premises following the installation, withdrawal or repair of equipment supplied and maintained by the Company or its subcontractors, unless the said damage is due to a fault essentially incumbent on the Company.

29. In any case, if the Company is found to be liable under the terms of the conditions herein, its liability will not exceed the amount of payments made by the Customer over the course of the preceding three (3) months, including all damages.

30. Each part of this section is to be read separately. If any part is null or void, the other parts will continue to be applicable.

RATES & PAYMENTS

31. The price of services provided by the Company within the scope of the supplied services is specified in the Company rates forwarded to the Customer when the Customer is initially granted access to services. This price can also be requested by simply calling the Company's customer service.

32. The supply of service is subject to the payment, in advance, through direct debit of a credit card at the monthly anniversary date of subscription to the service.

33. The Customer reserves the right to terminate this authorization, or to make any change, upon notification of the Company, in writing. He agrees that the pre-authorized debit amount may be increased without further authorization on his part, provided that the Company first notifies him in writing. The Financial Institution will reimburse the Customer, subject to notification by him, if within ninety (90) days from the debit taking place, the debit was posted to the wrong account due to invalid/incorrect information supplied by the Company, or if the Customer authorization has been revoked, or if the preauthorized debit was not drawn in accordance with the present authorization. The Customer understands that a written declaration to this effect must be given to his Financial Institution.

34. The Company must be informed of any dispute concerning any amount due within 10 days of the monthly anniversary date of subscription to the service.

35. If the Customer fails to make payment by the deadline specified above, all the currently unpaid bills will become immediately payable. Interest will be calculated as from the day following the day on which payment was due, until the date of actual payment. In addition, the Company reserves the right to terminate the use of services if the Customer is late with one of the payments, without such termination depriving the Company of its right to recourse to any other means of action. Despite the withdrawal of services, the Customer will remain liable to pay all the currently unpaid bills.

36. The Customer shall inform the Company in the event of loss, theft or damage. The Company may bill the Customer a penalty payment of which the amount will depend on the price of the supplied equipment having been lost, stolen or damaged.

37. The application to use the services is subject to the prior agreement of the Company. The Company will use the information the Customer gives the Company to undertake the necessary investigations concerning the solvency, in view of deciding whether or not to accept the subscription. Depending on the financial status, the Company may ask the Customer to provide a bank deposit that does not accrue interest, or to make an advance payment.

38. Following termination of this Agreement, the Company will calculate a final account balance, and the account shall be debited in the same fashion as the previous payments.

DURATION

39. The Customer will benefit of the Services for the duration period stated in Article 6 above, starting on the date mentioned in the same article.

40. Except as stated in Article 7, the Customer, or the Company, may terminate this Agreement by notifiying the other party, in writing, (30) days in advance.

41. If the Customer fails to any of the obligations stated in this Agreement, the Company may terminate the Service after notifying the Customer in writing, through certified mail with receipt acknowledgement, if such notice has remained without effect for seven (7) days. This, without prejudice for the amounts owed to the Company.

42. Upon termination for cause, the balance due to the Company is computed and the account debited in the same fashion as the previous payments.

GENERALITIES

43. ANY DISAGREEMENT THAT MIGHT ARISE CONCERNING THE TERMS AND CONDITIONS HEREIN WILL BE SETTLED UNDER QUEBEC LAW BY THE COURTS OF QUEBEC OR CANADA.

44. The Company reserves the right to cede, transfer or otherwise alienate the present Contract in favour of any entity without prior notice or authorization from its Customers.

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45.   A discontinued, normal and reasonable use of the service, as well as all other the terms and general conditions, and the Company rates list, constitute the entire liability towards the Company. It is expressly agreed that prior offers, correspondence and requests for offers are considered to be null and void.

45. The person entering into this Agreement on behalf of the Customer has the authority to enter into this agreement, has been duly mandated to do so, and represents that he is.

46. Information concerning the Customer held in the Company's files will only be disclosed to physical or moral persons expressly authorized to have knowledge of it. The Customer can, at any time, demand that the Company provide the Customer with the information it holds concerning the Customer and, if the Customer so desires, can have the said information modified under the terms of law concerning information technology, files and human rights.

47. The Company's failure to lay claim to any clause in the conditions herein may not be interpreted as a renouncement of application of the said clause at a later date.

48. Should any clause in the general conditions become null and void, the other clauses will remain fully applicable.

49. It is expressly agreed that any correspondence or notification sent by fax or e-mail with receipt acknowledgment, will have the same worth as a written letter.

50. Any notification or correspondence sent to the Company shall be sent to its registered offices.